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                                                                EXHIBIT 10.3(d)

                                                                       TELEFAKS

TIL        :      SIMEX TECHNOLOGIES, INC.

ATTN       :      WARREN

FAX NO     :      001404812322              DATE         :   13 JULY 1999

ERA        :      ELMER LUNDE

V5/8R REF  :      ANTALL SIDER:             (INKL. DENNE SIDE)



VEDR.: MEETING BETWEEN ELMER AND KJELL 6 JULI 1999


This is a direct translation of our minutes of meeting, done by me, if there is any misspelling It's my fault.


Attended: Elmer Lunde and Kjell Jagelid

The following cases were discuss, and there was a full agreement between the parties.

Kjell Jagelid resign as president of Simex Technologies Inc from today 060799.

Kjell Jagelid resign as board member of Simex Technologies Inc from today
060799.

Kjell Jagelid engage as president of Simex Energies Services from today 060799.

The employment contract shall be in the same legal way as it is today.
The conditions shall be negotiated with in 30 days and shall include a monthly payment plus A percentage of the net profit in the division.

Kjell Jagelid shall prepare a budget for Simex Energies, witch the board shall accsept.

The Eurocard in Simex as name shall be handed back as soon as possible.


The rest of the minutes are regarding documents i have asked for several times.


Give me a call.


[Elmer Lunde signature]